Let’s bank greatly… and increase the value of you.

Welcome

Dave Heeter President and CEO MutualBank

Today’s Goals • Explore and clarify Northwest’s vision and culture • Familiarization with Northwest leadership • Provide an update on conversion plans • Answer commonly-asked questions • Have fun!

What you’ll hear today • Northwest’s vision and plans for 2020 and beyond • How MutualBank fits • What the Indiana Region looks like • Plans to ensure we serve our clients well through conversion

Agenda • Morning together + Lunch • Breakouts • The Future of Retail, Treasury • Business and Commercial Banking • Trust • Investment Advisors • Mortgage Lending “Skill me up” • Afternoon together + Closing Remarks • Reception

Conversation… still the world’s most sophisticated banking tool.

Northwest 2020 Vision and Plans

Ron Seiffert President and CEO Northwest Bank

Northwest Bank Mission and Vision Mission Statement “Building loyalty, trust and value among our employees, customers, communities and shareholders.” Vision Statement “Northwest strives to be the most highly-respected provider of banking, business solutions, investment management and insurance services in all of its markets.”

Northwest Bank Values Northwest’s professionals demonstrate: • Respect for customers and co-workers • Trust, when trust has been earned • Leadership • Citizenship in our communities • Loyalty to our mission and vision statements • The courage and integrity to always do the right thing • A commitment to making every decision as if we own the company • Dedication to the continuous improvement of our company • Respect for all federal and state laws and regulations

Northwest Bank Values In conjunction, we will strive to maintain our reputation as a trustworthy company. This will be accomplished by setting a tone at the top that promotes the highest level of ethical and moral behavior. Honesty and integrity are values we hold in high esteem.

Business Philosophy Our business philosophy revolves around the continued focus on being a true community bank that offers a full array of financial services. Our goal is to remain independent while maintaining a balanced focus on our employees, customers, communities and shareholders.

MutualBank + Northwest Common Synergies Both Organizations: • Are converted thrift institutions • Changed and controlled their own destinies through public stock offerings • Enjoy long history of success • Share common Midwest/Mid-Atlantic values • Operate effectively in rural markets • Share common community bank cultures, centered on employee engagement, customer experience and community involvement

Bill Harvey SEVP, Chief Financial Officer

Northwest History

Asset Growth $14.0 $12.0 $12.6 $10.0 $10.6 $9.6 $9.6 $9.4 $9.0 $8.0 $8.0 $8.1 $8.0 $7.9 $7.9 $7.8 $6.9 $6.7 $6.5 $6.0 $6.3 $6.4 $5.8 $5.2 $4.0 $4.3 $3.9 $3.4 $3.1 $2.0 $2.6 $2.1 $1.9 $0.0 9.30.19 6.30.97 6.30.99 6.30.96 6.30.98 6.30.01 6.30.03 12.31.11 12.31.13 12.31.17 6.30.05 12.31.15 6.30.02 12.31.12 12.31.16 6.30.04 12.31.18 12.31.14 6.30.00 12.31.10 12.31.07 12.31.05 12.31.09 12.31.06 12.31.08 After MFSF

Net Income (in millions of dollars) Excluding Gains and Losses on Sale of Assets, Write-Down on Assets, Amortization of Intangibles, Acquisition Expenses and Loss on Extinguishment of Debt $160.0 Range of $140 - $150 * $140.0 $120.0 $100.0 $105.5 $80.0 $82.3 $83.7 $67.0 $60.0 $64.2 $66.6 $61.1 $63.6 $62.0 $57.8 $58.9 $53.0 $53.5 $40.0 $48.9 $48.5 $37.9 $40.0 $30.9 $31.4 $20.0 $23.9 $20.4 $22.2 $16.3 $18.1 $0.0 2011 2013 1997 2012 2017 1995 2015 1998 1996 1999 2018 2014 2016 2001 2010 2003 2002 2007 2005 2008 2004 2006 2009 2000 * Estimate based on investor presentation. After MFSF

Earnings Per Share (Adjusted for Stock Splits and 2.25x Second-Step Conversion) Excluding Gains and Losses on Sale of Assets, Write-Down on Assets, Amortization of Intangibles, Acquisition Expenses and Loss on Extinguishment of Debt $1.40 $1.20 Range of $1.10 -$1.15 * $1.00 $1.02 $0.80 $0.82 $0.83 $0.73 $0.71 $0.68 $0.67 $0.60 $0.64 $0.53 $0.49 $0.40 $0.46 $0.46 $0.44 $0.44 $0.37 $0.39 $0.30 $0.20 $0.25 $0.25 $0.20 $0.19 $0.13 $0.00 1997 2011 2013 2017 1999 2015 1998 2012 2016 2018 2014 2010 2001 2003 2007 2005 2002 2009 2006 2008 2004 2000 * Estimate based on investor presentation. After MFSF

Annual Dividends Per Share $1.80 $1.60 $1.40 Current Dividend Yield $.72/$16.50 = 4.36% $1.20 $1.00 $0.80 $0.60 $0.40 $0.20 $0.00 1997 1995 2011 2013 1999 2017 1996 2015 1998 2012 2019 2016 2018 2014 2001 2010 2003 2007 2005 2002 2009 2006 2008 2004 2000

Stock Performance Since IPO Comparison of cumulative total return since IPO in 1994 Among Northwest Bancshares, Inc., the S&P 500 Index and the SNL U.S. Bank Index

John Golding EVP, Consumer and Business Banking

5 Things to know about Northwest Consumer Banking 1. Big enough to deliver – small enough to care. We offer the conversational, personal touch of a community bank with the capabilities and resources of a large regional bank. As a differentiator, we focus on the specific needs of the customer, while our scale allows us to provide a larger team of talented bankers, who are able to offer a broader range of products and services to consumers. 2. We pride ourselves on our culture that promotes collaboration across business lines, enabling a relationship- based sales approach, instead of taking a narrow product or business line focus.

5 Things to know about Northwest Consumer Banking 3. We strive to be a community partner and position ourselves to be the “bank of choice” in the markets we serve. • To prove our commitment to providing accessible banking, we recently opened a new office in a reclaimed area of inner-city Buffalo, NY. • Across our footprint, we partner with Everfi to promote financial literacy through high school financial education curriculum, online resources and on-site adult education – opening new financial education center in 2020. • Northwest employees are involved on countless boards, non-profit organizations and community groups, volunteering 1,000’s of hours to improving the quality of life in our communities.

5 Things to know about Northwest Consumer Banking 4. Our primary goal is our customer’s financial wellness, which we attain by providing value (advice and solutions), not by pushing products or services or relying on price. Everything we do is centered around providing a superior customer experience, driven by the needs of the customer. • Ranked “Highest in Customer Satisfaction with Retail Banking in the Mid-Atlantic Region,” 6 out of the last 9 years by J.D. Power & Associates, ranked #4 in 2019 • Named “One of the World’s Best Banks” by Forbes in 2019 5. As part of our dedication to customer experience throughout the customer’s life cycle, we remain focused on innovation - enabling our bankers to deliver through simplified processes and our customers to interact with our bank in the most convenient way… when, where and how they want.

Lou Torchio EVP, Retail Lending

Mortgage Banking COLLABORATIVE, NIMBLE AND BEST PRACTICE-BASED OPERATING ENVIRONMENT, FOCUSED ON EXECUTION • Dynamic retail mortgage banking franchise including common technology with Mutual • Congruent suite with Mutual of conventional, government and portfolio product offerings • Distributed mortgage loan officers and virtual sales force with solutions based centralized fulfillment • Integrated value added fee income, asset growth and cross sell business model

Dealer Services • Large regional multi-product operating environment • Common operating marketplace in Indiana with Mutual and familiar contiguous states • Common auto / power lines of business with Mutual and an opportunity for additional product offering • Automated decision and funding design

Consumer Lending • Consistent with Mutual home equity lines / loans driven through a direct to consumer retail franchise • Improved home equity options including “lock in fixed” debt and longer terms for Mutual customers • Consistent fulfillment including service level agreements (SLAs) and Retail Field Managers (RFM) for support and training for Mutual retail sales group • Active project plan for determining best-in-class consumer platform moving forward

Mark Reitzes EVP, Commercial Banking

Commercial Banking • Optimal Commercial Customer • Relationship-driven • Holistically rewards - deep buying and loyalty • Value Proposition • The individual matters • Trusted advisor • Greatest Strengths • Community bank culture • Close-to-customer decision making • Broad product capabilities

Commercial Banking • Why Mutual and Northwest? • Value the same outcomes and attributes • Greater ability to grow with our customers and target others previously untouchable • Rising tide theory - providing employee growth, opportunity and promotion

Trusted Advisors… “It is really nice to see a banking institution that’s doing the right things.”

Indiana 2020 Vision and Plans

Dave Heeter President and CEO MutualBank

Change “The secret of change is to focus all of your energy, not on fighting the old, but on building the new.” -Socrates

Northwest Mission Statement “Building loyalty, trust and value among our employees, customers, communities and shareholders.” Vision Statement “Northwest strives to be the most highly-respected provider of banking, business solutions, investment management and insurance services in all of its markets.”

Northwest Values Northwest’s professionals demonstrate: • Respect for customers and coworkers • Trust, when trust has been earned • Leadership • Citizenship in our communities • Loyalty to our mission and vision statements • The courage and integrity to always do the right thing • A commitment to making every decision as if they own the company • Dedication to the continuous improvement of our company • Respect for all federal and state laws and regulations

Indiana Region Leadership Team Dave Heeter CEO, Indiana Market Chris Cook Melissa Greer COO, Indiana Executive Secretary Market Chris Caldwell Jennifer Gibson Head of Indiana Consumer Market Commercial Banking Executive

Chris Caldwell SVP, Chief Commercial Officer

Commercial/Business Banking and Credit Analysis

Big-Box Experience • “Yeah, just go to aisle 93. You’ll find what you want there.” • “Oh, Yeah. He doesn’t really understand what you’re trying to do. You need to find your stuff in aisle 55.” • “Nobody told you that you need… I guess we’re sorry.”

Community Hardware Experience • “How may I help you?” • “Okay– I think I understand, but can we discuss this a little further to make sure?” • “Please keep in contact with me so I can see your finished product!”

What’s going to change?

Processes may change • Loan processing will be done from a centralized center for efficiency • No more waiting for Board of Directors approval of loans • Loan opportunities will now be capped at $40MM, possibly more, instead of $20MM

Commercial & Business Dave Heeter Banking CEO, Indiana Market Chris Cook Melissa Greer COO, Indiana Executive Secretary Market Chris Caldwell Jennifer Gibson Head of Indiana Consumer Market Commercial Banking Executive Commercial and Business Banking Muncie/ Marion Indy Metro North South Ft. Wayne/ Warsaw

We know that… • We have the same team • We have the same clients • We know our clients, markets and centers of influence • We still have local decision making and signatures • Dave Heeter and I are still ready to go out to meet with any prospect/client we need – given my role, I will have more time to do more of that!

We help people live better lives by… • Earning trust • Providing services and products that are good for our clients • Being exceptional leaders and quality citizens in our communities • Having the courage to always do the right thing— always • Displaying courtesy and kindness to our colleagues and clients— always

Jennifer Gibson SVP, Consumer Banking Market Executive

Our values…

Indiana Region… All In!

What stays the same… • Our priority is to deliver an outstanding customer experience through the transition. • You will receive the training and support necessary to continue to provide your customers with the level of service they have come to expect. • In addition to the conversion support team, I will be here in market as a resource to work alongside and support you through the transition and beyond. • Strong commitment to the communities we serve

Together we're better…

Consumer Bank

- **David Heeter**, CEO, Indiana Market
  - **Jennifer Gibson**, Consumer Market Executive
    - **Retail Office Network**
      - Scott Taylor, North District Manager, 13 offices
      - Scott Robinson, South District Manager, 8 offices
      - Muncie Areas, Fort Wayne Area, Indy Metro Area
    - **Private Banking**
      - Michele Banes, Private Banker
      - Roger Miller, Private Banker
      - Michelle Kison, Private Banker
    - **Treasury Management**
      - Lauren Garinger, Treasury Management Advisor
      - Jana McNeely, Treasury Management Advisor
      - Lieu Hahn, Treasury Management Advisor
    - **Alise Phillips**, Community Development Officer

Together we’re better… David Heeter Retail Offices CEO, Indiana Market Jennifer Gibson Consumer Market Executive Scott Taylor Scott Robinson North District South District Muncie Offices Fort Wayne Offices Indy Metro Office Manager Manager Stephanie Salyer Teresa Jamison Debra Jones-Price Area Manager Area Manager Area Manager Heather Leer Mary Beth Jerrells Kim Evans Area Manager Area Manager Area Manager Jean Dehart Area Manager

North District Scott Taylor, District Manager Stephanie Salyer, Area Manager #28 Elkhart North #24 Goshen #20 Syracuse #10 Center St #8 Market Street #19 15 North Warsaw Fort Wayne Heather Leer, Area Manager Jennifer Gibson, #29 Cleveland Rd, Granger Consumer Market Executive #26 Church Street #27 McKinley #41 Illinois Road #9 North Webster #32 Portage #33 Western Ave #34 Erskine Indy Metro Jennifer Gibson, South District Consumer Market Executive Scott Robinson, District Manager #54 Carmel #51 Greenwood Teresa Jamison, Area Manager #49 Mitchell #48 Liberty #46 North Walnut #43 Eastern Heights MaryBeth Jerrells, Area Manager #44 Shakamak #47 Linton #52 Lyons #42 Bloomfield

Together we’re better… • High-level of collaboration between all business partners. • Technology, products and services… big bank resources with a true community bank focus. • Financial wellness – we are advice bankers, it’s all about the customer experience and providing solutions to help them meet their goals and improve their lives. • Investment in our people – training, education, development, coaching and mentoring. • Win through teamwork, communication, collaboration and commitment.

Indiana 2020 Vision and Plans

Corporate Partners Dave Heeter CEO, Indiana Market Melissa Greer Chris Cook Executive Secretary COO, Indiana Market Corporate Partners Chris Caldwell Jennifer Gibson Real Estate Lending Head of Indiana Consumer Market North Commercial Banking Executive South: Angel Hensley Investments Todd Yarbough Human Resources Chase Batt Marketing Jaime Faulkner Trust

Indiana Region Dave Heeter CEO, Indiana Market Melissa Greer Chris Cook Executive Secretary COO, Indiana Market Corporate Partners Chris Caldwell Jennifer Gibson Head of Indiana Consumer Market Commercial Banking Executive Real Estate Lending North / South Commercial and Business Banking Investments, Retail Offices Trust, Insurance Muncie/ Marion Private Banking Human Indy Metro Resources Treasury Management North Marketing Community South Development Trust Ft. Wayne/ Warsaw

Customer-Oriented… “What we’ve found is a partnership.”

Integration Plan

Chris Cook SVP, CFO, Treasurer, Integration Leader

Our team MutualBank Integration Team Leader Chris Cook MutualBank Governance Team • Chris Cook • Dorothy Douglass • Dave Heeter • Gary Kern • Sharon Ferguson • Jaime Faulkner • Chris Caldwell • Robin Timbrook • Chuck Viater • Dianne Harris • Scott Robinson

Our process • Northwest and MutualBank team meet bi-weekly • Employee interactions • Customer notifications • We’re all in… evolving together!

Steve Fisher SEVP, Integration Leader

What quality integration means to Northwest… • Minimal adverse effect • People (employees and customers) are the most important aspect of this program • Effective communication – keep people informed • Bridge culture gaps – manage change • Prompt issue escalation and resolution • Prepare people for success – knowledge transfer and post conversion support

Where we’ve been… • Accomplished wide-ranging due diligence. You truly have built a great company. • Employee job mapping • Finished all-inclusive operations, business process, technology, product and services discovery • Performed meticulous product and services mapping exercises including data mapping • Designed a detailed integration playbook that includes comprehensive communication and customer disclosure plan(s) • Established routine meetings/collaboration

Our goals… Complete the legal close and conversion on Friday, April 24. MutualBank customers will be converted to Northwest Fiserv Signature Core Banking platform • MutualBank credit card customers will be converted to Northwest FIS Credit Card Services • MutualBank Investment advisory customers will be converted to Northwest LPL Broker Dealer platform MutualBank Trust customers will be converted to Northwest FIS Trust Desk platform on May 29.

What happens next… • February – Establish three training labs • February and March – Provide comprehensive education sessions (11) on products, services, delivery channels, business processes and go-to-market strategies • February 28 – Anticipated regulatory approval • March 6 – MOCK conversion • March 6 – Special meeting of the MutualBank shareholders • March 6 – Dual disclosure • March 9 – Begin role-based system(s) training

What happens next… • March 14 (Saturday) – All-employee session to prepare for customer disclosure and conversion weekend • March 23 – Stop/sell and loan pipeline management • March 24 – MutualBank customer disclosure regarding new Northwest products and services • Consumer Disclosure Booklet • Business Disclosure Booklet • Series of targeted letters and emails

What happens next… • April 6 – ATM(s) conversion • April 20 • Establish a post-conversion command center for issue resolution • Northwest Support Staff in place for six weeks • April 24 weekend - completion: • We will close all offices at 2:00 PM • Conversion of data, products and images to Northwest systems • ITM(s) conversion • Retail and business office(s) brand transformation and technology install

What happens next… • April 27 • Begin residual processing • Apply additional internal resources, where necessary, to preserve service levels for combined customer base • Post conversion goal – Normalize Indiana Region operating environment and Northwest backroom operations within six (6) weeks • July – Lessons learned exercise centered around continuous improvement

Lunch

When did good become good enough? We’re here to help you grow, plan, live your life and dream…

You’re never alone when it comes to making the financial decisions that will shape your future. We’re here for the quick and complicated. We’re here for the last minute and the years in the making. We’re here to help. Period. Because that’s what good partners do.

Authentic… “What they have is the people who go the extra mile.”

Julie McTavish EVP, Chief Human Resources Officer

Human Resources • Benefits • Health Insurance Plan Options • 401(k) • Rollover to Northwest Plan • MutualBank to Northwest Stock Conversion • Paid Time Off “PTO” • Job Postings

Human Resources • Future Dates to Remember • Early February – Follow-up Q&A • February – Human Resources Training with Management • February 24 – Final day for those offered a different position to notify HR of your acceptance • March 9 to March 13 – Individual Employee Meetings • Early April – Start of Onboarding Process

Breakouts

Breakout Groups Locations Delaware Room 2– Part 1: Future of Retail Banking & Treasury Part 2: Retail Banking “Skill Me Up” Prairie Creek Room 1 Commercial, Business Banking & Credit Prairie Creek Room 2 Mortgage, Consumer & Dealer Services Prairie Creek Room 3 Financial Advisors & Trust

Family… You don’t have to ask them to show up - they’re just there when you need them.

Breakout Groups Locations Delaware Room 2– Part 1: Future of Retail Banking & Treasury Part 2: Retail Banking “Skill Me Up” Prairie Creek Room 1 Commercial, Business Banking & Credit Prairie Creek Room 2 Mortgage, Consumer & Dealer Services Prairie Creek Room 3 Financial Advisors & Trust

You are here. Maybe it’s where you thought you’d be. Maybe it looks a little different. But the thing is, life isn’t straightforward. We all have different starting points, finish lines and hurdles along the way… which means there’s no such thing as ahead or behind. Only here. And no matter where here is for you… we’ll be right behind you.

Empowered… “We are able to look at things differently than a standard bank would.”

Q&A with the CEOs Topic 1: Dress Code

Q&A with the CEOs Topic 2: Northwest Strategy

Q&A with the CEOs Topic 3: Coke or Pepsi?

Q&A with the CEOs Topic 4: Community Impact

Q&A with the CEOs Topic 5: What is the average air speed velocity of a unladen sparrow?

Q&A with the CEOs Topic 6: Investment in our People

Thank You!